Exhibit 99.1

Navidea Biopharmaceuticals Appoints Thomas Forest Farb-Horch and Agnieszka Winkler to the Board of Directors

DUBLIN, Ohio--(BUSINESS WIRE)--Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) (“Navidea” or the “Company”), a company focused on the development of precision immunodiagnostic agents and immunotherapeutics, today announced the appointment of Thomas Forest Farb-Horch and Agnieszka Winkler to its Board of Directors, effective October 7, 2021, each with a three-year term ending concurrently with the Company’s 2024 annual stockholders’ meeting.

Thomas Forest Farb-Horch has over three decades of experience as an investor in and senior executive of numerous life science and information technology companies both in the U.S. and internationally. Mr. Farb has served as the Chief Executive Officer, President, co-founder and director of Thrive Bioscience, Inc. since May 2014. He has also served as President, Chief Operating Officer and in other C-level positions at several other companies, including Interneuron Pharmaceuticals (NASDAQ), Indevus Pharmaceuticals (NASDAQ), and Cytyc (NASDAQ). Mr. Farb currently serves on the boards of directors of North Shore InnoVentures and AutoImmunity Biologic Solutions, and is a member of the scientific advisory board of Emervax. Mr. Farb previously served on the boards of directors of Fair Isaac (NYSE:FICO), Redwood Trust (NYSE:RWT), HNC Software (NASDAQ), Retek Systems (NASDAQ) and Symon Communications (NASDAQ). Mr. Farb earned a B.A. in sociology from Harvard University.

Agnieszka Winkler has extensive professional and board experience with start-up, mid-cap and Fortune 500 companies. Ms. Winkler currently serves on the board of directors of Virco (NASDAQ:VIRC) and the board of trustees of each of Santa Clara University and the African Diaspora Network. She also serves as Chair of the board of directors of the Jesuit School of Theology and as President of the board of Catholic Charities of Santa Clara County. Ms. Winkler has previously served on numerous public company boards such as SuperCuts (NASDAQ), Reno Air (NASDAQ), The Cheesecake Factory (NASDAQ:CAKE), and Inter-Tel (NASDAQ), as well as private company boards including Ascension, a $22B healthcare system, Ascension Network and IPLocks. She was the founder and former Chair and Chief Executive Officer of TeamToolz, a software company, and Winkler Advertising, both of which were acquired. Ms. Winkler earned a B.A. in history from Holy Names University, an M.A. in history from San Jose State University, and an M.B.A. from Santa Clara University.

Navidea Chief Executive Officer Jed Latkin said, “Navidea is pleased to add two highly respected and exceptionally talented individuals to its Board of Directors. Their combined experience will help guide the Company through its next phases of growth and development.”

Navidea Chair of the Board Alexander L. Cappello said, “I am proud to join Jed Latkin in welcoming seasoned directors of such high caliber as Thomas Farb and Agnieszka Winkler to the Navidea Board of Directors. Their combined management experience as CEOs, operators, public company managers, all aspects of leadership and every possible committee brings a wealth of maturity, relationships and experience to Navidea.”

About Navidea

Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) is a biopharmaceutical company focused on the development of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products based on its Manocept™ platform to enhance patient care by identifying the sites and pathways of disease and enable better diagnostic accuracy, clinical decision-making, and targeted treatment. Navidea’s Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of Tc99m tilmanocept, the first product developed and commercialized by Navidea based on the platform. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel products and advancing the Company’s pipeline through global partnering and commercialization efforts. For more information, please visit www.navidea.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements include our expectations regarding pending litigation and other matters. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things: our history of operating losses and uncertainty of future profitability; the final outcome of any pending litigation; our ability to successfully complete research and further development of our drug candidates; the timing, cost and uncertainty of obtaining regulatory approvals of our drug candidates; our ability to successfully commercialize our drug candidates; dependence on royalties and grant revenue; our ability to implement our growth strategy; anticipated trends in our business; our limited product line and distribution channels; advances in technologies and development of new competitive products; our ability to comply with the NYSE American continued listing standards; our ability to maintain effective internal control over financial reporting; the impact of the current coronavirus pandemic; and other risk factors detailed in our most recent Annual Report on Form 10-K and other SEC filings. You are urged to carefully review and consider the disclosures found in our SEC filings, which are available at http://www.sec.gov or at http://ir.navidea.com.

Investors are urged to consider statements that include the words “will,” “may,” “could,” “should,” “plan,” “continue,” “designed,” “goal,” “forecast,” “future,” “believe,” “intend,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions, as well as the negatives of those words or other comparable words, to be uncertain forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be incorrect. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Contact

Navidea Biopharmaceuticals, Inc.

Jed Latkin

Chief Executive Officer

614-973-7490

jlatkin@navidea.com